PARTICIPATION AGREEMENT


This Participation Agreement dated as of August 14, 1996 is between Nordstrom National Credit Bank ("NNCB"), a national banking association with its charter address in Colorado, and Nordstrom Credit, Inc., a corporation organized and existing under the laws of the State of Colorado ("NCI").

WITNESSETH

WHEREAS, NNCB, as Transferor, NNCB, as Servicer, and Norwest Bank Colorado, N.A., as Trustee (the "Trustee") have or will enter into a Master Pooling and Servicing Agreement, dated as of August 14, 1996, and related documents, including any certificate series supplement, (collectively, the "Pooling and Servicing Agreement"), pursuant to which certain Receivables will be conveyed to the Nordstrom Credit Card Master Trust in exchange for (i) certain investor certificates that will be either sold to investors or held by NCI and (ii) an exchangeable transferor certificate (the "Exchangeable Transferor Certificate") that will be held by NNCB, and

WHEREAS, NNCB wishes to sell, and NCI wishes to purchase, an undivided participation interest in the Exchangeable Transferor Certificate on the terms and subject to the conditions set forth in this Agreement;

NOW, THEREFORE, the parties hereby agree as follows:

Section 1.  Definitions

(a)The following terms, when capitalized in this Agreement and used either in the singular or the plural, shall have the following meanings:

"Net Investment" means, as of any day, in respect of the Participation acquired by NCI, an amount equal to the sum of (i) the initial purchase price paid by NCI for its Participation hereunder, less (ii) any payments by NNCB to NCI pursuant to Section 2(c) or (d) with respect to any decrease in the Transferor Amount or NCI's Participation, plus (iii) any payments by NCI to NNCB pursuant to Section 2(b) or credits by NNCB to NCI pursuant to Section 2(c) with respect to any increase in NCI's Participation Percentage.

"Participation" means the undivided ownership interest in the Exchangeable Transferor Certificate purchased from time to time by NCI pursuant to Section 2(a) hereof.

"Participation Percentage" means, as of any day, in respect of the Participation acquired by NCI in the Exchangeable Transferor Certificate, the percentage interest in the Exchangeable Transferor Certificate then held by NCI which shall equal the percentage equivalent of a fraction, the numerator of which is equal to NCI's Net Investment on such day and the denominator of which is equal to the Transferor Amount on such day.

"Purchase Date" shall mean August 14, 1996.

"Transferor Interest" shall mean the interest in the Trust represented by the Exchangeable Transferor Certificate, including the right to receive Collections and other amounts to be paid to the Transferor at the times and in the amounts specified from time to time in the Pooling and Servicing Agreement.

(b)Capitalized terms used but not otherwise defined in this Agreement shall have the same meanings as used in the Pooling and Servicing
Agreement.

Section 2.  Sale of Participation

(a)NNCB hereby agrees to sell to NCI without recourse, representation or warranty whatsoever except as expressly provided herein, and NCI hereby agrees to purchase from NNCB on the Purchase Date, or such other date or dates as the parties may agree, an undivided ownership interest in the Exchangeable Transferor Certificate and the Transferor Interest equal to the Participation Percentage thereof, including all amounts allocated to the holder of the Exchangeable Transferor Certificate pursuant to the Pooling and Servicing Agreement and the benefit of all representations and warranties and agreements made for the benefit of the holder of the Exchangeable Transferor Certificate therein.

(b)The initial price to be paid by NCI shall be an amount agreed between the parties at the time such sale occurs pursuant to this Agreement.
NCI may from time to time pay to NNCB additional amounts to be determined by the parties in consideration for increasing NCI's
Participation Percentage.

(c)In consideration of the acquisition by NCI of the Participation hereunder, NNCB agrees to pay or credit to NCI on each day on which NNCB receives a payment in respect of the Exchangeable Transferor Certificate (each such day a "Settlement Date"), an amount equal to the product of
(i) NCI's Participation Percentage as of such date and (ii) the amount of any decrease in the Transferor Amount occurring as a result of payments received by NNCB, as the holder of the Exchangeable Transferor Certificate, from the Servicer, the Trustee or any other person in respect of the Exchangeable Transferor Certificate (including any proceeds from the sale of Investor Certificates of any Series issued following the tender of the Exchangeable Transferor Certificate and the reissue thereof as part of any Exchange pursuant to the Pooling and Servicing Agreement) during the period since the immediately preceding Settlement Date. NNCB shall be permitted to engage in any Exchange without obtaining the permission of NCI.

(d)NNCB may, from time to time, pay to NCI amounts to be determined by the parties in consideration for decreasing NCI's Participation
Percentage; provided, however, that NNCB shall be under no obligation to repurchase any portion of NCI's Participation.

(e)NNCB agrees to pay or credit to NCI, on each Settlement Date, an amount equal to the product of NCI's Participation Percentage and the net amount of all Collections and other distributions received by NNCB as the holder of the Exchangeable Transferor Certificate during the period since the immediately preceding Settlement Date.

(f)Notwithstanding the foregoing, the parties may agree to settle monthly on each Distribution Date under the Pooling and Servicing Agreement or another date, provided that amounts owed pursuant to
Section 2(c) above shall be paid or credited on the day on which NNCB receives such payments referred to in Section 2(c).

Section 3. Delivery of Documents. NNCB shall deliver to NCI a Participation Certificate in the form set forth in Annex I hereto, dated as of the Purchase Date, representing an undivided interest, to the extent of the Participation Percentage, in all of NNCB's right, title and interest in and to the Exchangeable Transferor Certificate and the Transferor Interest. On each Settlement Date, NNCB shall deliver a statement (the "Settlement Statement") in the form of Annex II hereof, setting forth the net amount of funds owing by NCI to NNCB or by NNCB to NCI. Such statement shall be appropriately modified if there are settlements occurring more frequently than monthly on Distribution Dates under the Pooling and Servicing Agreement.

Section 4. NNCB Required to Furnish Certain Information. NNCB shall submit to NCI upon request a copy of the Pooling and Servicing Agreement and all other documents relating to the transactions contemplated therein. NCI shall have the right from time to time at reasonable intervals to require NNCB to supply such information as NCI may reasonably request respecting the Exchangeable Transferor Certificate and NCI's participation interest therein. NNCB shall deliver to NCI copies of all reports, notices, certificates, or other materials received or delivered by it pursuant to the Pooling and Servicing Agreement. NNCB hereby agrees to consult with NCI prior to exercising any rights as the holder of the Exchangeable Transferor Certificate or as Transferor under the Pooling and Servicing Agreement.

Section 5. Termination. This Agreement shall automatically terminate following the surrender of the Exchangeable Transferor Certificate and termination of the Trust pursuant to the Pooling and Servicing Agreement. Either party may terminate this Agreement at any time upon 30 days prior written notice thereof to the other. Following such termination, settlement between the parties shall occur by the payment of any amounts due to NCI on each following Distribution Date until the Participation Percentage shall be equal to zero, or in such other manner as the parties may agree.

Section 6.  Representation and Warranties of and Agreement By NCI.

(a)NCI is a corporation duly organized and validly existing in good standing under the laws of the State of Colorado, and has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Agreement and the transactions contemplated under this Agreement and, in all material respects, to own its properties and conduct its business as such properties are presently owned and such business is presently conducted.

(b)The execution and delivery of this Agreement and the consummation of the transactions provided for in this Agreement have been duly authorized by NCI by all necessary corporate action on the part of NCI.

(c)This Agreement constitutes a legal, valid and binding obligation of NCI, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

(d)NCI represents and warrants that it is acquiring the Participation for its own accounts and not with a view toward, or for sale in connection with, any distribution thereof.

Section 7.  Representations and Warranties of NNCB.

(a)NNCB is a national banking association duly organized and validly existing in good standing and has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Agreement and the transactions contemplated under this Agreement and, in all material respects, to own its properties and conduct its business as such properties are presently owned and such business is presently conducted.

(b)The execution and delivery of this Agreement and the consummation of the transactions provided for in this Agreement have been duly authorized by NNCB by all necessary corporate action on the part of NNCB.

(c)This Agreement constitutes a legal, valid and binding obligation of NNCB, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

(d)NNCB represents that this Agreement together with the Participation Certificate provided for in Section 3 will vest in NCI an undivided interest, to the extent of the Participation Percentage, in all of its right, title and interest in and to, the Exchangeable Transferor Certificate and in and to the proceeds thereof, including proceeds resulting from any Exchange, free from liens, encumbrances or claims of third parties.

Section 8. Maintenance of Records. NNCB agrees to maintain or cause to be maintained accurate and complete records with respect to the Exchangeable Transferor Certificate and to deliver to NCI on demand copies of any records required by NCI in connection with NCI's enforcement of its rights under this Agreement.

Section 9. Exculpation. Except as otherwise set forth in this Agreement, NNCB's sole obligation hereunder shall be to distribute, as aforesaid, to NCI the Participation Percentage of any payment received by NNCB relating to the Exchangeable Transferor Certificate as and when received by NNCB. No other obligation or duty is assumed by NNCB beyond the foregoing, nor shall any other obligation or duty be deemed to be implied. NNCB shall not have any fiduciary relationship with generality of the foregoing. Except with respect to representations and warranties set forth in this Agreement, NNCB does not assume, nor shall NNCB or any of its officers, directors, employees or agents have any responsibility or liability, expressed or implied, to NCI for:

(i)Any action taken or omitted, whether by the Trustee, the Servicer, or by any other person in connection with any Receivable except for NNCB's own gross negligence or willful misconduct;

(ii)The authorization, execution, effectiveness, enforceability, genuineness or validity of any Receivable, the Pooling and Servicing Agreement or any document, instrument or other writing in connection therewith, except with respect to the authorization, execution, effectiveness, enforceability, genuineness or validity by or against NNCB of any such document, instrument or other writing executed by NNCB;

(iii)The genuineness, truthfulness or accuracy of any recitals, statements, representations or warranties made in or in connection with any Receivables, or the Pooling and Servicing Agreement or any other document, instrument or other writing in connection therewith, except for any representation and warranty of NNCB made in any such document, instrument or writing executed by NNCB;

(iv)The financial condition of any Obligor or for any credit or other information regarding any Obligor or card issuer; or

(v)The performance of any of the obligations of any person (including any Obligor) primarily or secondarily liable with respect to any Receivable.

Section 10. No Petition. Each party hereto agrees that, prior to the date which is one year and one day after the payment in full of all investor certificates issued pursuant to the Pooling and Servicing Agreement, it shall not institute against, or join any other person in instituting against, the other party hereto any bankruptcy, reorganization, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state thereof.

Section 11. Modification; Successors and Assigns. No amendment or modification of this Agreement shall be effective unless in writing and signed by the party against whom enforcement of such amendment or modification is sought. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. NCI may not assign, transfer or participate any of its rights or obligations hereunder or the Participation without the prior written consent of NNCB.

Section 12. Notices. Any notice required or permitted by this Agreement shall be deemed to have been duly and properly given when delivered or sent by (i) certified mail, return receipt requested, (ii) hand delivery, or (iii) telecopier (with oral confirmation of receipt) and addressed as follows:

If to NCI:

Nordstrom Credit, Inc.
13531 E. Caley Avenue
Englewood, Colorado  80111
Telephone No.:  (303) 397-4785
Telecopier No.:  (303) 397-4775
Attention:  Michael Karmill

with a copy to:

Nordstrom Credit, Inc.
13531 E. Caley Avenue
Englewood, Colorado 80111
Telephone No.:  (303) 397-4690
Telecopier No.:  (303) 397-4775
Attention:  Mary Jo Miller, Esq.

If to NNCB:

Nordstrom National Credit Bank
13531 E. Caley Avenue
Englewood, Colorado  80111
Telephone No.:  (303) 397-4785
Telecopier No.:  (303) 397-4775
Attention:  Michael Karmill

with a copy to:

Nordstrom National Credit Bank
13531 E. Caley Avenue
Englewood, Colorado 80111
Telephone No.:  (303) 397-4690
Telecopier No.:  (303) 397-4775
Attention:  Mary Jo Miller, Esq.

or to such other address as either party hereto may furnish to the other in writing at any time.

Section 13. Miscellaneous. This Agreement shall be governed by and construed in accordance with the law of the State of Colorado.

Section 14. Entire Agreement. There are no restrictions, promises, warranties, covenants, undertakings or representations other than those expressly set forth herein. Nothing in this Agreement or otherwise shall be construed as making NNCB responsible in any way or to any extent for the payment of any principal, interest or premium on the Exchangeable Transferor Certificate, the Participation or any Receivable or for the fulfillment of any obligation or commitment of the Trustee or the Servicer under the Pooling and Servicing Agreement, or any other person, except to the extent of NNCB's obligations herein.

IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be duly executed by their respective officers hereunto authorized, as of the date and year first above written.

NORDSTROM NATIONAL CREDIT BANK


By:
Name:
Title:


NORDSTROM CREDIT, INC.


By:
Name:
Title:
Annex I to the
Participation Agreement

PARTICIPATION CERTIFICATE


Nordstrom National Credit Bank ("NNCB") has transferred and assigned to Nordstrom Credit, Inc., pursuant to and on the terms and conditions set forth in the Participation Agreement dated as of August 14, 1996 (terms capitalized herein being used as defined in said Agreement), an undivided interest equal to the Participation Percentage in all of the right, title and interest of NNCB in and to the Exchangeable Transferor Certificate and the Transferor Interest, and all representations and warranties and agreements made for the benefit of the holder of the Exchangeable Transferor Certificate in the Pooling and Servicing Agreement, and any proceeds of any of the foregoing, issued pursuant to the Pooling and Servicing Agreement.


NORDSTROM NATIONAL CREDIT BANK


By:
Name:
Title:

Annex II to the
Participation Agreement

FORM OF SETTLEMENT STATEMENT

For Settlement Period Beginning
and Ending
Settlement Date:


Nordstrom National Credit Bank ("NNCB") pursuant to the Participation Agreement (the "Participation Agreement"), dated as of August 14, 1996, between NNCB and Nordstrom Credit, Inc. ("NCI"), hereby states as follows:

Capitalized terms used in this Settlement Statement have their respective meanings in the Participation Agreement and, unless otherwise noted, are as of the current Determination Date. This Settlement
Statement is being delivered pursuant to Section 3 of the Participation
Agreement.


Balances



1.NCI's Net Investment as of the last day of the
preceding settlement period                   ............      .....$

2.Net payments/credits to/from NCI in current
settlement period pursuant to Section 2(b), 2(c) or 2(d) of the
Participation Agreement increasing (decreasing) NCI's Net
Investment                                                           $

3.NCI's Net Investment as of the last day of this
settlement period                                    ................$

4.Transferor Amount as of the last day of the
preceding settlement period                                          $

5.Transferor Amount as of the last day of this
settlement period                                                    $

6.Participation Percentage as of the last day of the
preceding settlement period                                          $

7.Participation Percentage as of the last day of this
settlement period                                                    $

8.Net Collections and other distributions in respect
of the Exchangeable Transferor Certificate since the end of the
preceding settlement period                                          $



Settlement
9.Payment/credit due to (from) NCI for settlement
period for decreasing (increasing) in NCI's Net Investment
pursuant to Sections 2(b), 2(c) and 2(d) of the Participation
Agreement                                                            $

10.Payment/credit due to (from) NCI pursuant to
Section 2(c) of the Participation Agreement with respect to
Collections and other distributions in respect of the
Exchangeable Transferor Certificate                                  $

11.Net payment/credit due to (from) NCI                              $

IN WITNESS WHEREOF, NNCB has caused this Settlement Statement to be executed by its duly authorized officers this day of 19___.

NORDSTROM NATIONAL CREDIT BANK


By:
Name:
Title:


Approved:

NORDSTROM CREDIT, INC.


By:
Name:
Title: